Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Seguin Natural Hair Products, Inc. (the “Company”) on Form 10-K for the year ended March 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Oivi Launonen, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the company.

/s/ Oivi Launonen

Oivi Launonen

Principal Executive Officer

July 12, 2017